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                                  Exhibit 10.44

                      Loan with Initial-Fixed Rate Interest

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           (Logo)                                      Kreissparkasse Nordhausen
                                                       (District Savings Bank)
                                                       Kornmarkt 9
                                                       99734 Nordhausen
                                                       -Sparkasse-
Loan with initial fixed-rate interest                  Account no. 80 067976
to legal persons or for commercial purposes            Date        22.07.1998
or purposes of self-employment already practised

GAIA Akkumulatorenwerke GmbH
MontaniastraBe 17, 99734 Nordhausen

- hereinafter referred to as the Borrower - is receiving/has received from the Sparkasse on the following terms an amortising loan to the nominal amount of DM 435,000.00.

Credit account: 82029832/VWM GmbH                 Debit account: 35 016250
1.  Loan costs, repayment

1.1. Payment of interest: Interest shall be paid on the loan at 5.750 % per year. This interest rate is fixed until 31.07.2002.
Either party may demand that the terms for the extension of the loan (interest rate, loan discount etc.) are renegotiated no earlier than six weeks but no later than two weeks before the expiry of the lock-down period for the interest rate. If no new loan terms are agreed by the expiry of the lock-down period for the interest rate, the loan shall continue to run on variable conditions. The interest rate fixed by the Sparkasse for loans of this kind shall be applicable. If the market situation changes, it is entitled to lower or raise the interest with immediate effect by notifying the Borrower thereof.

1.2 The Sparkasse charges a loan discount of ---- % and a non-recurrent processing fee of ---- % on the nominal loan amount. Both amounts shall be offset against the first disbursement made by the Sparkasse. The processing commission shall not be reimbursed upon the premature repayment of the loan, not even partially.
The loan discount shall be offset as follows:

- Account maintenance charges currently amount to DM 18.00 p.a.

1.3 Other costs: The Borrower shall pay all the costs incurred due to the conclusion and performance of this contract including the provision of collateral.

1.4 Holding in readiness, non-utilisation: The Borrower is obliged to create the basic requirements for disbursement and to draw the loan.
From 01.10.1998 the Sparkasse is entitled to charge commitment interest of 3.000 % each year for the undrawn loan amount. If disbursement should finally fail for reasons for which the Sparkasse is not responsible, it reserves all contractual and statutory rights in this connection. The processing fee shall be charged in such a case also. This also applies if the Sparkasse exercises its rights according to no. 9.3.

1.5 Repayment and payment dates: All the amounts due shall each be charged to the above named debit account. Interest shall be paid for the first time on the payment date following the first disbursement, redemption amounts for the first time on 30.06.1999.

Amortising loan: Redemption 4.00 % each year of the nominal loan amount plus the interest saved by repayment.

The annual payment rate (interest and principal) currently amounts to DM 42,412.50. It shall be paid in instalments of DM 3,534.40 on the 30th of each month. Until redemption starts, only the interest shall be paid on these dates. If the interest rate is changed (no. 1.1), the Sparkasse may also adjust the interest and principal payments.

Instalment loan:  Redemption each year DM    in instalments of DM   each time on
                                . The interest shall be paid in instalments on

Fixed-rate loan:  The loan shall be repaid on    The interest shall be paid in
                                                 instalments on

1.6 If the Borrower fails to pay on the due date, the Sparkasse may charge damages caused by delay without prejudice to further claims.
2. Special agreements

3. Collateral
The loan may not be drawn until meeting all the requirements for making the agreed collateral available to the Sparkasse and the Sparkasse has received a confirmation thereof. The Sparkasse is supplied the following collateral in special deeds - without prejudice to the liability of any existing or future collateral in accordance with the purpose of the collateral.
- Land charges in the Land Register of Nordhausen, sheet 8388, plot 6, parcel of land 104/9 totalling an amount of DM 1,400,000.00
- Land charges in the Land Register of Nordhausen, sheet 8985, plot 6, parcel of land 104/31 totalling an amount of DM 400,000.00
- A land charge which has yet to be registered in the Land Register of Nordhausen, sheet 8388, plot 6, parcel of land 104/9 and sheet 8985, plot 6, parcel of land 104/31 totalling DM 435,000.00
See no. 4 in the event of building financing due to the special requirements for disbursement.

      /1/ Stating the purpose of use is not essential for legal persons.

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4. Special disbursement terms for building finance

4.1 The loan shall be disbursed if the inspection of the documents to be submitted to the Sparkasse permits this. To examine the basic requirement for loan disbursement the Sparkasse is entitled to inspect and determine the value of the pledged property at the expense of the Borrower.

4.2 At the Sparkasse's own discretion partial payments may be made depending on the progress of the construction work if the basic requirements for disbursement have been met. It must be ensured that the building project can be completed with the funds still available. The Sparkasse usually makes partial payments after utilisation of all borrowings and internally generated funds and after completion of the carcass at the earliest.

5. Restriction on assignment

The right to disbursement of the loan can only be assigned or pledged with the approval of the Sparkasse.

6. Several borrowers/retransfer of collateral

If there are several borrowers each shall be separately entitled to receive the loan. Several borrowers are liable as a joint and several debtor, also for any overdraft incurred by debiting the instalment to a current account of one borrower.
If the Sparkasse is satisfied by one borrower it shall not check to determine whether this party is entitled to any claims to collateral no longer required from it. As a basic principle, the Sparkasse returns collateral to the provider of the security unless the borrower making payment furnishes proof that the provider of security gave its approval to the surrender of the collateral to the Borrower.

7. Satisfaction

All payments shall be made free of charge for the Sparkasse at Sparkasse offices or to an office to be named by the Sparkasse or such payments shall be transferred to the Sparkasse. It is entitled to offset payments received against payments owed at its own discretion and, if several contractual obligations exist with the remittent, determine against which contractual obligation and against which payments owed the payments received shall be offset.

8. Duty to disclose and to inform

The Borrower shall allow the Sparkasse, a trustee appointed by it or its auditing office responsible to inspect its economic situation at any time, in particular the Borrower shall submit its books, balance sheets, financial statements and business documents or allow the inspection and examination of these records, provide any information requested and enable its business premises to be inspected. The Sparkasse is also obliged to have the economic situation of the Borrower disclosed according to by statutory regulations.

For this purpose, the Sparkasse may demand the required documents from the Borrower's consultants in bookkeeping and taxation matters directly after consultation with the Borrower. Insofar as the said documents are stored on data carriers, the Borrower is obliged to make these readable within a reasonable period.

The Sparkasse is entitled to inspect the public registers, the land register and land records and to apply for simple or certified copies and extracts at the Borrower's expense, and to obtain information from insurance companies, authorities and other such offices, in particular banks which it may deem necessary to assess the loan situation.

9. Termination/immediate maturity

9.1 Both sides may terminate the loan in relation to the other contracting party in whole or in part by observing a one month's notice period to the expiry of the first or one of the following fixed-interest agreements according to no.
1.1. and if a loan is converted to one with a variable interest rate at any time by observing a three months' notice period. Notice of termination must be submitted in writing. Notice of termination by the Borrower shall not be considered as submitted if it fails to repay the amount owed within two weeks after the entry into force of the termination.

9.2 Without prejudice to your right to termination without notice for other good causes (no. 28 General Terms and Conditions of Business) the Sparkasse may declare the capital as immediately due and payable
- if the provider of security infringes the special duties imposed upon it in separate collateral agreements or deeds concerning the registration of a land charge;
- if the Borrower infringes the duties imposed on it in no. 8;
- if the Borrower delays payments which are due for longer than 14 days and fails to make payment even after the Sparkasse has granted a further grace period of at least 14 days;
- if the forced sale or receivership of the encumbered pledged property or parts thereof is instigated; an exception to this rule is if there is a forced sale for settlement between co-owners/joint holders of a heritable building right;
- if accessories or rents are attached or if these are disposed of without the approval of the Sparkasse unless the disposal of the accessories is carried out within the scope of proper management;
- if the pledged property is sold in whole or in part or any other disposal is made thereof without the approval of the Sparkasse or if the real estate owner with a hereditary building right asserts his reversionary claim;
- if the legal validity or the rank of the land charge is contested or the agreed rank is not procured within two months.

9.3 The Sparkasse is entitled to reject the disbursement of the loan or to declare already disbursed amounts as immediately due and payable if
- the information contained in the loan papers prove to be incorrect or significant changes occur to the personal and economic situation of the Borrower or the provider of security, in particular if the entire financing of the building project is no longer secured or the completion appears endangered for any other reason;
- the claim to the disbursement of the loan is attached.

If there are several borrowers or providers of security the above provisions under items 9.1 to 9.3 also apply if the prerequisites for the termination and reclaiming the loan are met due to personal reasons for which only one borrower or provider of security is responsible.

10. Place of jurisdiction

If the place of jurisdiction is not determined by the encumbered real estate and the general jurisdiction of the Sparkasse does not ensue from Section 29 German Code of Civil Procedure [ZivilprozeB-ordnung] the Sparkasse may prosecute its claims at a court with general jurisdiction if the contracting party to be claimed upon through the courts is a merchant or a legal person within the meaning of no. 5 General Terms and Conditions of Business or such party did not have a general place of jurisdiction in Germany upon conclusion of contract or moves its residence or fixed abode out of the Federal Republic of Germany at a later stage or its residence or fixed abode is unknown at the time the suit commenced.

11. General Terms and Conditions of Business

The Sparkasse expressly draws attention to the fact that its General Terms and Conditions of Business are a supplementary part of the contract. The General Terms and Conditions of Business are displayed on the premises of the Sparkasse for inspection./1/

     The contract and the carbon copy/copies must be signed by all borrowers named on the front page!

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Note: If a jointly liable borrower is a consumer within the meaning of Section 1 of the German Consumer Credit Act [VerbrKrG] the printed form no. 191050.000 must also be completed.

Place, date      (if different from page 1)         Company and signature(s) of borrowers
--------------------------------------------------------------------------------------------------------
Nordhausen, 30.07.1998                              The borrower(s) acts/act on their own account:
----------------------------------------------------[X] Yes / [_] No


                                                                  [Stamp:]
                                                                  GAIA Akkumulatorenwerke GmbH

                                                    ----------------------------------------------------
                                                    For the Sparkasse:
                                                    ----------------------------------------------------
                                                    Kreissparkasse Nordhausen
                                                    [Signature]      [Signature]
                                                    ----------------------------------------------------
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  /1/ Every party to a contract with Sparkasse receives one copy of the General
Terms and Conditions of Business unless business relations already exist and the contract is concluded outside the Sparkasse.